Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Saga Communications, Inc. 2023 Incentive Compensation Plan, of our reports dated March 16, 2023, with respect to the consolidated financial statements and schedule of Saga Communications, Inc. and the effectiveness of internal control over financial reporting of Saga Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ UHY LLP

Sterling Heights, Michigan

August 10, 2023

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